UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2011

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2010, Motorola Solutions, Inc. (the “Company”) entered into a Master Acquisition Agreement (the “Acquisition Agreement”) with Nokia Siemens Networks B.V., a Dutch company (the “Purchaser”), on July 16, 2010. Under the terms of the Acquisition Agreement, the Company agreed to sell to the Purchaser certain assets and liabilities of the Company’s business of designing, developing, manufacturing, purchasing, selling, integrating, installing, and servicing end-to-end cellular networks for public network operators (the “Transaction”). On April 12, 2011, the Company and the Purchaser entered into Amendment No. 1 to the Master Acquisition Agreement (the “Amendment”) that, among other things, reduces the cash portion of the purchase price and provides to the Company increased certainty of closing the Transaction. Specifically, the Amendment reduces the cash portion of the purchase price from $1.2 billion to $975 million, payable at closing, with the Company continuing to retain $150 million of accounts receivable, cash, certain customer financing notes, the Company’s iDEN infrastructure business and other assets as specified in the Acquisition Agreement. In addition, the Amendment provides increased certainty to the Company of closing the Transaction by limiting the conditions to closing that have to be satisfied to the following:

(a) the absence of any judgment or other order of any governmental entity or other legal restraint or prohibition that would prevent the consummation of the Transaction,

(b) the receipt of approval of the Transaction from the Chinese antitrust authorities, and

(c) filing for the dismissal, with prejudice, of certain disputes involving Huawei Technologies Co., Ltd. that relate to the Transaction.

The Amendment further provides that the parties intend to close the Transaction on April 29, 2011; provided, however, if the closing conditions are not satisfied on or before Noon, London time, on April 26, 2011, the Purchaser has the right (exercisable until May 11, 2011) to terminate the Acquisition Agreement. If the Purchaser does not exercise such termination rights, the closing of the Transaction will occur on May 27, 2011, subject to the satisfaction or waiver of the conditions to closing. In addition, the Amendment eliminates the Purchaser’s right to bring certain indemnification claims against the Company for breaches of certain representations, warranties and covenants relating to the operation of the Company’s business from the date of the Acquisition Agreement to the date of the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC.

By:	/s/ Edward J. Fitzpatrick
	Name:	Edward J. Fitzpatrick
	Title:	Senior Vice President and Chief Financial Officer

Dated: April 13, 2011